UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, we entered into an employment agreement dated effective April 25, 2022 with Richard A. Wright, our president, chief executive officer and director, pursuant to which Mr. Wright agreed to perform such duties as are regularly and customarily performed by the president and chief executive officer of a corporation, and any other duties consistent with Mr. Wright's position in our company.  Pursuant to the terms of the employment agreement, we have agreed to pay Mr. Wright US$275,000 annually or such other amount as may be determined by our board of directors from time to time.

In addition, during each of our fiscal years during the term of the employment agreement (beginning with the fiscal year ended March 31, 2022), Mr. Wright will be eligible for the following annual bonuses: (i) up to 50% of Mr. Wright's salary, with the exact amount of the bonus to be determined within 30 days of the end of each  fiscal year by the compensation committee of our board of directors, based upon Mr. Wright's performance during the immediately preceding fiscal year as measured by certain key performance indicators (the "KPIs"), such as sales and profit, a bottling plant and the number of co-packers, the budget for G&A, the hiring of the key positions and successful system implementation relating to the financial reporting; and (ii) up to an additional 25% of Mr. Wright's salary, with the exact amount of the bonus to be determined within 30 days of the end of each fiscal year by the compensation committee of our board of directors, based upon Mr. Wright's performance during the immediately preceding fiscal year as measured by certain KPIs. During the term of the employment agreement, these KPIs (i) will be updated within 30 days of the end of each fiscal year, with the first update being April 30, 2022; and (ii) will be set and established in the sole discretion of the compensation committee of our board of directors.

In addition, we may grant awards under our 2020 equity incentive plan and any successor equity incentive plan (collectively, the "Plan") to Mr. Wright from time to time.

In addition, Mr. Wright will be entitled to participate in all of our employee benefit plans provided by our company to our senior officers.  If we do not provide such plans at any time, we agreed to reimburse Mr. Wright for the reasonable cost of any such plans obtained privately. We have also agreed to (i) provide Mr. Wright with a US$750 per month automobile allowance during the term of the employment agreement; and (ii) reimburse Mr. Wright for any expenses that he incurs in connection with his duties under his employment agreement. Mr. Wright will be entitled in each year to five weeks' paid vacation, in addition to weekends and statutory holidays, to be taken in installments of no more than two consecutive weeks of paid time off.

The initial term of the employment agreement is three years and, on the third anniversary of the effective date of the employment and on each annual anniversary date thereafter, the term of the employment agreement will automatically be extended by one additional year unless either party gives 90 days' written notice to the other of its intention not to renew the employment agreement.

If, within 90 days of the occurrence of a change of control event, Mr. Wright resigns from his employment relationship with our company or our company terminates his employment agreement for any reason other than for just cause, then we agreed to pay Mr. Wright severance in an amount equal to the 12 months' salary.

We may terminate Mr. Wright's employment at any time for other than just cause by delivering to Mr. Wright written notice of termination.  In such a case, we agreed to pay Mr. Wright severance in an amount equal to the 12 months' salary.

Subject to applicable employment laws or similar legislation, we may terminate Mr. Wright's employment in the event he has been unable to perform his duties for a period of eight consecutive months or a cumulative period of 12 months in any consecutive 24 month period, because of a physical or mental disability.  Mr. Wright's employment will automatically terminate on his death.  In the event Mr. Wright's employment with our company terminates by reason of Mr. Wright's death or disability, then upon and immediately effective on the date of termination we agreed to promptly pay and provide Mr. Wright (or in the event of Mr. Wright's death, Mr. Wright's estate); any unpaid salary and any outstanding and accrued regular and special vacation pay through the date of termination; reimbursement for any unreimbursed expenses incurred through to the date of termination; and any outstanding amounts due under any awards which will be dealt with in accordance with the Plan and the award agreement. In the event Mr. Wright's employment is terminated due to a disability, we agreed to pay to Mr. Wright the severance referred to above.

We may terminate Mr. Wright's employment for just cause at any time by delivering to Mr. Wright written notice of termination.  In the event that Mr. Wright's employment with our company is terminated by our company for just cause, Mr. Wright will not be entitled to any additional payments or benefits (except as otherwise provided in his employment agreement), other than for amounts due and owing to Mr. Wright by our company as of the date of termination, except for any awards under the Plan will be dealt with in accordance with the Plan and award agreement.

Provided that Mr. Wright has acted within the scope of his authority, we agreed to indemnify and save harmless Mr. Wright (including his heirs and legal representatives) against any and all costs, claims and expenses (including any amounts paid to settle any actions or satisfy any judgments) which: he may suffer or incur by reason of any matter or thing which he may in good faith do or have done or caused to be done as an employee, officer or director of our company, any of its subsidiaries or of any of their respective affiliates; or was reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been an employee, officer or director of our company, any of its subsidiaries or of any of their respective affiliates; provided that, the foregoing indemnification will apply only if: he acted honestly and in good faith with a view to the best interests of our company, any of its subsidiaries or any of their respective affiliates; and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Mr. Wright agreed to indemnify and save harmless our company against, and agree to hold it harmless from, any and all damages, injuries, claims, demands, actions, liability, costs and expenses (including reasonable legal fees) incurred or made against our company arising from or connected with the performance or non-performance of his employment by him or the beach of any warranty, representation or covenant herein by him, other than claims by him pursuant to his employment agreement.

If and to the extent we maintain directors' and officers' liability insurance for the protection of our executives in connection with acts and omissions occurring during their employment with our company, we agreed that Mr. Wright will be included as an officer and director who is covered by such policy on a basis no less favorable than made available to other executives of our company.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Employment Agreement dated effective April 25, 2022 with Richard A. Wright
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright

Richard A. Wright

President, Chief Executive Officer and Director

April 29, 2022